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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-63451, 333-62910 and 333-97163) pertaining to the 1998 Incentive and Nonqualified Stock Option Plan of Charles River Associates Incorporated and (Form S-8 No. 333-63453) pertaining to the 1998 Employee Stock Purchase Plan of Charles River Associates Incorporated of our report dated January 15, 2004, with respect to the consolidated financial statements of Charles River Associates Incorporated included in the Annual Report (Form 10-K) for the year ended November 29, 2003.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
February 25, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS